UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, or GAAP, and give effect to the acquisition on July 25, 2019 of Viewbix Ltd. by Viewbix Inc., formerly known as Virtual Crypto Technologies Inc., (“Viewbix Inc.” or the “Registrant”) (the “Acquisition”).

Since the Registrant issued more than 50% of its existing shares to Algomizer Ltd at the closing of the Acquisition, Viewbix Ltd will be treated as the accounting acquirer and as such, Viewbix Ltd’s assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the financial statements subsequent to the Acquisition will be those of Viewbix Ltd. The Registrant’s assets and liabilities will be recognized at their fair values as of the transaction date, and consolidated with the assets, liabilities and results of operations of Viewbix Ltd after the consummation of the Acquisition.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019 reflects the Acquisition as if the event had occurred and became effective on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 reflects the Acquisition as if the event had occurred and became effective on June 30, 2019.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements for Viewbix Inc. and Viewbix Ltd. The Registrant’s (i) historical unaudited condensed consolidated financial statements for the six months ended June 30, 2019 are included in the Registrant’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission, or the SEC, on August 14, 2019, and (ii) historical audited consolidated financial statements for the year ended December 31, 2018 are included in the Registrant’s annual report on Form 10-K as filed with the SEC on March 29, 2019. Viewbix Inc’s (i) historical unaudited condensed consolidated financial statements for the six and three months ended June 30, 2019 and (ii) historical audited consolidated financial statements for the year ended December 31, 2018, included as Exhibits 99.1 and 99.2, respectively, in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the Acquisition described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations which may be realized in the future. Furthermore, the unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2019

	Viewbix Inc. (F/K/A Virtual Crypto Technologies Inc.) Historical	Viewbix Ltd. Historical	Pro Forma Adjustment		Pro Forma
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$233,299	$36,417	$-		$269,716
Prepaid expenses and other accounts receivable	18,944	46,112	-		65,056
Total current assets	252,243	82,529	-		334,772

Property and equipment, net	-	3,891	-		3,891
Total assets	$252,243	$86,420	$-		$338,663

Liabilities, temporary equity and Stockholders deficit
Current liabilities:
Accounts payable and accrued liabilities	$105,848	$139,170	$-		$245,018
Related parties	-	1,074,478	-		1,074,478
Accrued interest payable	10,556	-	-		10,556
Short term portion of convertible notes	503,217	-	(503,217)	3(a)	-
Liabilities held for sale	469,525	-	-		469,525
Total current liabilities	1,089,146	1,213,648	(503,217)		1,799,577

Total liabilities	1,089,146	1,213,648	(503,217)		1,799,577

Temporary equity	-	46,286	(46,286)	3(b)	-
Stockholders’ deficit	(836,903)	(1,173,514)	503,217	3(a)	(1,460,914)
			46,286	3(b)

Total stockholders’ deficit	(836,903)	(1,173,514)	549,503		(1,460,914)
Total liabilities, temporary equity and stockholders’ deficit	$252,243	$86,420	$-		$338,663

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2019

	Viewbix Inc. (F/K/A Virtual Crypto Technologies Inc.) Historical	Viewbix Ltd. Historical	Pro Forma Adjustment	Pro Forma

Revenues	$-	$75,789	$-	$75,789
Costs of revenues	-	3,057	-	3,057
Gross Profit	-	72,732	-	72,732
Operating Expenses:
Research and development	25,452	88,308	-	113,760
Sales and marketing		141,829	-	141,829
General and administrative	440,513	231,521	-	672,034
Total operating expenses	465,965	451,658	-	927,623

Operating Loss	(465,965)	(388,926)	-	(854,891)

Finance income (expense), net	112,135	(38,937)	-	73,198
Net loss before tax	$(353,830)	$(427,863)	$-	$(781,693)
Income tax	-	(23,174)	-	(23,174)
Net loss after tax	(353,830)	(451,037)	-	(804,867)
Basic and diluted net loss per share:	$(0.05)	$-	$-	$(0.03)
Weighted average shares outstanding - basic and diluted	7,416,087	-	(*) 23,715,974	31,132,061

(*) Being 3,434,889 shares issued on the conversion of Viewbix Inc.’s convertible loan (a closing condition for the Acquisition) and 20,281,085 shares issued to Algomizer Ltd on Closing.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	Viewbix Inc. (F/K/A Virtual Crypto Technologies Inc.) Historical	Viewbix. Ltd Historical	Pro Forma Adjustment	Pro Forma

Revenues	$100,000	$251,941	$-	$351,941
Costs of revenues	-	74,655		74,655
Gross Profit	100,000	177,286	-	277,286
Operating Expenses:
Research and development	790,413	258,098	-	1,048,511
Sales and marketing	-	373,349	-	373,349
General and administrative	1,773,839	124,435	-	1,898,274
Total operating expenses	2,564,252	755,882	-	3,320,134

Operating Loss	(2,464,252)	(578,596)	-	(3,042,848)

Finance income (expense), net	(22,542,234)	17,051	-	(22,525,183)
Net loss before tax	$25,006,486	$561,545	$-	$25,568,031
Income tax	-	(14,126)	-	(14,126)
Net loss after tax	(25,006,486)	(575,671)	-	(25,582,157)
Basic and diluted net loss per share:	$(0.41)	$-	$-	$(0.30)
Weighted average shares outstanding - basic and diluted	61,165,674	-	(*) 23,715,974	84,881,648

(*) Being 3,434,889 shares issued on the conversion of Viewbix Inc.’s convertible loan (a closing condition for the Acquisition) and 20,281,085 shares issued to Algomizer Ltd on Closing.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

Description of Transaction

On February 7, 2019, the Registrant entered into a Share Exchange Agreement (the “Agreement”) with Algomizer Ltd., a company organized under the laws of Israel, (“Algomizer”), pursuant to which Algomizer Ltd. assigned, transferred and delivered its 99.83% holdings in Viewbix Ltd. to the Registrant in exchange for shares of restricted common stock of the Registrant, representing 65% of the issued and outstanding share capital of the Registrant on a fully diluted basis as of the date of closing of the Agreement, or the Closing Date, following the conversion of convertible notes of the Registrant into shares of the Registrant’s restricted common stock, and which excludes warrants to purchase shares of the Registrant’s common stock expiring in 2020, with an exercise price representing a valuation of the Registrant equal to at least $30,000,000 (“Fully Diluted Share Capital”), and additional warrants as further described below. In addition, upon the earlier of: (a) the launch of a live video product to an American consumer in the United States by Viewbix Ltd., or (b) the launch of an interactive television product to an American consumer in the United States by Viewbix Ltd., the Registrant will issue to Algomizer an additional 1,642,193 shares of restricted common stock of the Registrant representing 5% of the Fully Diluted Share Capital immediately following the Closing Date.

On July 24, 2019, the Registrant entered into the First Amendment to the Share Exchange Agreement (the “First Amendment”) with Algomizer Ltd, which thereby amended a closing condition to the Agreement and provided that it is incumbent on Algomizer Ltd to deliver the financial statements of Viewbix Ltd. within 60 (sixty) days of the Closing Date, instead of immediately upon the Closing Date.

The parties consummated the Agreement on July 25, 2019, and as a result, the Registrant issued to Algomizer Ltd.: (i) 20,281,085 shares of common stock of the Registrant (the Closing price of the being the closing price on the OTC market on July 25, 2019 was $0.67); (ii) warrants to purchase 3,649,318 shares of restricted common stock of the Registrant with an exercise price of $0.48 per share, representing a valuation of the Registrant equal to $15,000,000 on a Fully Diluted Share Capital basis, which represents 10% of the Fully Diluted Share Capital immediately following the Closing Date for a period of ten (10) years; and (iii) warrants to purchase 3,649,318 shares of restricted common stock of the Registrant with an exercise price of $0.80 per share, representing a valuation of the Registrant equal to $25,000,000 on a Fully Diluted Share Capital basis, which represents 10% of the Fully Diluted Share Capital immediately following the Closing Date for a period of ten (10) years.

1. Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the Acquisition might have affected Viewbix Inc.’s historical financial statements if the transaction had been consummated at an earlier time.

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 is presented as if the Acquisition had occurred on June 30, 2019. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018 are presented as if the Acquisition had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that Viewbix Inc. will obtain in the future, or that Viewbix Inc. would have obtained if the Acquisition had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Viewbix Inc. believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Viewbix Inc., included in its annual report on Form 10-K, quarterly reports on Form 10-Q and the consolidated financial statements of the Viewbix Ltd.

2. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Based on the Registrant’s management’s review of Viewbix Ltd’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Veiwbix Ltd to conform to the accounting policies of the Registrant are not expected to be significant.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

a. Conversion of Viewbix Inc.’s convertible loan into 3,434,889 shares of common stock of the Registrant.

b. Elimination of the temporary equity in Viewbix Ltd following the Acquisition.

We did not adjust the proforma with estimated transaction costs of approximately $60,000.